UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2021

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2021, Super Micro Computer, Inc., a Delaware corporation (the “Company”), entered into the Fourth Amendment to the Loan and Security Agreement (the “Fourth Amendment”), which further amends the Loan and Security Agreement dated as of April 19, 2018 (as amended, restated, amended or restated, extended, supplemented, or otherwise modified from time to time, the “Loan Agreement”), among the Company, Super Micro Computer B.V., a private limited liability company formed under the laws of the Netherlands (together with the Company, individually, a “Borrower” and collectively, the “Borrowers”), the financial institutions party to the Loan Agreement from time to time as Lenders and Bank of America, N.A., as administrative agent for the Lenders. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Loan Agreement.

The Fourth Amendment amends the Loan Agreement to, among other things:

a.	reduce the size of the facility from $250 million to $200 million;

b.	extend the maturity date from June 30, 2021 to June 28, 2026;

c.	reduce the interest rate applicable to the facility from LIBOR plus 2.00% or 3.00% per annum (depending upon amount drawn under the facility) to LIBOR plus 1.375% or 1.625% per annum (depending upon amount drawn under the facility), and reduce minimum LIBOR from 1% to zero for purposes of determining interest rates;

d.	reduce the unused line fee from 0.375% per annum to 0.2% or 0.3% per annum (depending upon amount drawn under the facility);

e.	increase the maximum amount that the Company can request the facility be increased (the accordion feature) from $100 million to $150 million;

f.	permit liens on certain real estate financings that are secured solely by such real estate and related property;

g.	eliminate the debt to EBITDA test with respect to certain debt permitted to be incurred by subsidiaries that are not borrowers or guarantors under the Loan Agreement;

h.	reduce favorably various minimum threshold conditions related to the springing fixed charge coverage ratio financial covenant and cash dominion provision;

i.	reduce the availability requirements with respect to the fixed charge coverage ratio financial covenant and the dominion of funds covenant;

j.	modify the payment conditions the Company must satisfy to make acquisitions, capital contributions, certain loans or dividends and other distributions, as well as repay indebtedness, by reducing the availability requirements thereof;

k.	modify certain reporting requirements and provisions relating to field exams and appraisals; and

l.	add and update provisions relating to erroneous payments and LIBOR replacement mechanics.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Fourth Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
Fourth Amendment to Loan and Security Agreement with Bank of America, N.A. dated to be effective as of June 28, 2021 by and among Super Micro Computer, Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: June 29, 2021	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)